COMMON STOCK PURCHASE AGREEMENT


                                            DATED AS OF APRIL 13, 2001

                                                       AMONG

                                              ZIMMERMAN SIGN COMPANY

                                     CONTINENTAL ILLINOIS VENTURE CORPORATION

                                                        AND

                                                 MIG PARTNERS VIII





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                               TABLE OF CONTENTS

                                                                            Page

Section 1.        Authorization and Closing..................................1
1A.      Authorization of Common Stock.......................................1
1B.      Purchase and Sale of the Common Stock...............................1
1C.      The Closing.........................................................1

Section 2.        Conditions of the Purchasers' Obligation at the Closing....1
2A.      Loan Documents......................................................1
2B.      Stockholders Agreement and Registration Agreement...................2
2C.      Representations and Warranties; Covenants...........................2
2D.      Delivery of Common Stock............................................2
2E.      Securities Law......................................................2
2F.      No Pending Action...................................................2
2G.      No Materially Adverse Effect........................................2
2H.      Opinion of Counsel..................................................2
2I.      The Purchasers' Fees and Expenses...................................3
2J.      Legal Investment....................................................3
2K.      Proceedings.........................................................3
2L.      Closing Documents...................................................3

Section 3.        Affirmative Covenants......................................4
3A.      Business Maintenance................................................4
3B.      Financial Statements and Other Information..........................5
3C.      Inspection of Property..............................................7
3D.      Compliance with Certain Agreements..................................7
3E.      Proprietary Rights..................................................8
3F.      Environmental Matters...............................................8
3G.      ERISA Notices and Requests..........................................8
3H.      SBIC Regulatory Provisions..........................................9
3I.      Current Public Information.........................................10

Section 4.        Negative Covenants........................................10
4A.      Acquisition; Consolidation; Reorganization.........................11
4B.      Investments........................................................11
4C.      Contingent Liabilities.............................................11
4D.      Liens..............................................................11
4E.      Amendment to the Company's Articles of Incorporation and Bylaws....11
4F.      Conduct of Business................................................12
4G.      Affiliated Transactions............................................12
4H.      Public Disclosures.................................................12
4I.      Use of Proceeds....................................................12
4J.      Equity Issuances...................................................12
4K.      ERISA Compliance...................................................12



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Section 5.        Representations and Warranties of the Company.............13
5A.      Organization and Corporate Power...................................13
5B.      Capital Stock and Related Matters..................................13
5C.      Subsidiaries; Partnerships.........................................14
5D.      Authorization; No Breach...........................................14
5E.      Financial Statements...............................................14
5F.      Absence of Undisclosed Liabilities.................................15
5G.      No Material Adverse Change.........................................15
5H.      Assets.............................................................15
5I.      Investment Company Act.............................................15
5J.      Margin Regulations.................................................15
5K.      Tax Matters........................................................16
5L.      Contracts and Commitments..........................................16
5M.      Trademarks, Patents................................................18
5N.      Litigation, etc....................................................18
5O.      No Forfeiture......................................................18
5P.      Small Business Matters.............................................18
5Q.      Brokerage..........................................................19
5R.      Insurance..........................................................19
5S.      Employees..........................................................19
5T.      Compliance with Laws...............................................19
5U.      Affiliated Transactions............................................19
5V.      Indebtedness.......................................................20
5W.      ERISA..............................................................20
5X.      Environmental and Safety Matters...................................21
5Y.      Real Property Holding Corporation Status...........................22
5Z.      Certain Government Regulations.....................................23
5AA.     Closing Date.......................................................23

Section 6.        Representations and Warranties of Purchasers..............23
6A.      Due Authorization..................................................23
6B.      Consents and Approvals.............................................23
6C.      Investment Intent..................................................23
6D.      Access: Sophistication: etc........................................24

Section 7.        Definitions...............................................24
7A.      Defined Terms......................................................24
7B.      Accounting Terms...................................................32

Section 8.        Miscellaneous.............................................32
8A.      Expenses...........................................................32
8B.      Remedies...........................................................32
8C.      Indemnification....................................................32
8D.      Consent to Amendments..............................................33
8E.      Successors and Assigns.............................................33
8F.      Severability.......................................................33
8G.      Counterparts.......................................................33


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 8H.      Descriptive Headings; Interpretation...............................33
 8I.      Governing Law......................................................33
 8J.      Notices............................................................34
 8K.      Survival of Agreement; Indemnities.................................35
 8L.      Taxes and Fees.....................................................35
 8M.      Jurisdiction and Venue.............................................35
 8N.      Waiver of Right to Jury Trial......................................36
 8O.      No Strict Construction.............................................36
 8P.      Complete Agreement.................................................36
 8Q.      No Third Party Beneficiaries.......................................36
 8R.      Confidentiality of Information.....................................36
 8S.      No Limitation......................................................37


Schedules and Exhibits:
----------------------

List of Exhibits
List of Disclosure Schedules
Schedule of Purchasers



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                         COMMON STOCK PURCHASE AGREEMENT

                  THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of April 13, 2001, by and among Continental Illinois Venture Corporation, a Delaware corporation ("CIVC"), MIG Partners VIII, a Delaware partnership ("MIG"), and Zimmerman Sign Company, a Texas corporation (the "Company"). CIVC and MIG are referred to herein collectively as the "Purchasers" and each is referred to herein individually as a "Purchaser." Except as otherwise indicated herein, capitalized terms used herein are defined in Section 7 hereof.

                  In consideration of the mutual covenants and promises contained herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1.        Authorization and Closing.

                  1A. Authorization of Common Stock. The Company shall authorize the issuance and sale to the Purchasers of 2,380,952 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). The Common Stock issued hereunder is also sometimes referred to collectively herein as the "Securities."

                  1B. Purchase and Sale of the Common Stock. At the Closing, the Company shall issue to each of the Purchasers and, subject to the terms and conditions set forth herein, each of the Purchasers shall severally and independently (and not jointly) purchase from the Company, the number of shares of Common Stock set forth opposite such Purchaser's name on the attached Schedule of Purchasers, at a purchase price equal to $0.84 per share, for a total aggregate purchase price equal to $2,000,000.

                  1C. The Closing. The sale of the Common Stock to each Purchaser hereunder shall constitute separate sales hereunder. The closing of the purchase and sale of the Common Stock (the "Closing") shall take place on April 13, 2001 (the "Closing Date"), at the Chicago offices of Kirkland & Ellis, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchasers. At the Closing, the Company shall deliver to each of the Purchasers instruments and certificates (including stock certificates) evidencing the Securities purchased by such Purchaser, issued to such Purchaser, registered in such Purchaser's or its nominee's name, upon payment of the purchase price therefor by wire transfer of immediately available funds to accounts designated by the Company in the amount set forth opposite such Purchaser's name on the attached Schedule of Purchasers.

                  Section 2. Conditions of the Purchasers' Obligation at the Closing. The obligation of each Purchaser to purchase and pay for the Common Stock issued hereunder at the Closing is subject to the satisfaction as of the Closing of the following conditions to such Purchaser's satisfaction in its sole discretion:

                  2A.      Loan Documents.  The Loan Documents shall have been
amended in form and substance satisfactory to the Purchasers and their special counsel, and the Loan Documents (as amended) shall be in full force and effect as of the Closing. In addition, any and all defaults or events of default under the Loan Documents existing prior to or as of the Closing shall have been


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waived or otherwise forgiven, and satisfactory evidence thereof shall have been delivered to the Purchasers.

                  2B. Stockholders Agreement and Registration Agreement. The Stockholders Agreement, originally dated as of September 30, 1998, by and among the Company and certain of its stockholders, shall be amended and restated in the form of Exhibit A hereto (as amended and restated, the "Stockholders Agreement"), and the Registration Agreement, originally dated as of September 30, 1998, by and among the Company and certain of its stockholders, shall be amended and restated in the form of Exhibit B hereto (as amended and restated, the "Registration Agreement"), and each shall have been duly authorized, executed and delivered by the Company and each other party thereto and shall be in full force and effect (as amended and restated) as of the Closing.

                  2C. Representations and Warranties; Covenants. The representations and warranties made by the Company herein and in any other agreement, certificate or other instrument executed in connection herewith that are subject to materiality qualifications shall be true and correct in all respects as of the date hereof and as of the Closing as though then made, and the representations and warranties made by the Company herein and in any other agreement, certificate or other instrument executed in connection herewith that are not subject to materiality qualifications shall be true and correct in all material respects as of the date hereof and as of the Closing as though then made. The Company shall have performed prior to the Closing in all material respects all of the covenants required to be performed by it hereunder and under the other agreements, certificates and other instruments executed in connection herewith that are to be complied with or performed by the Company prior to the Closing.

                  2D.      Delivery of Common Stock.  The Company shall have
simultaneously sold to each Purchaser the Common Stock to be purchased by such Purchaser hereunder at the Closing and shall have received payment therefor in full.

                  2E.      Securities Law.  The Company shall have made all
filings under any applicable Securities Laws necessary to consummate, in compliance with such Laws, all issuances of the Common Stock pursuant to this Agreement.

                  2F. No Pending Action. No action, suit, proceeding or governmental investigation shall be pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its stockholders which (a) if adversely determined could have a Materially Adverse Effect or (b) seeks to or could restrain, prevent or, in the judgment of the Purchasers, impose any adverse condition upon the financing contemplated herein.

                  2G.      No Materially Adverse Effect.  Since December 31,
2000, there shall not have occurred a Materially Adverse Effect.

                  2H. Opinion of Counsel. The Purchasers shall have received from Holme, Roberts & Owen LLP, counsel for the Company, opinions with respect to the matters set forth in Exhibit C attached hereto, which opinions shall be addressed to the Purchasers, dated the Closing Date and in form and substance reasonably satisfactory to the Purchasers and their special counsel.



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                  2I.      The Purchasers' Fees and Expenses.  The Company shall
have reimbursed the Purchasers for the expenses incurred by them in connection with the transactions contemplated herein in accordance with the provisions of
Section 8A.

                  2J. Legal Investment. Each Purchaser shall be satisfied that this Agreement, the other agreements contemplated hereby, the transactions contemplated hereby and thereby and the Securities shall be in full compliance with all Laws, and all necessary governmental and third-party approvals will have been obtained which are applicable to the transactions contemplated hereby. The issuance by the Company and the purchase by the Purchasers of the Securities shall not be prohibited by any applicable Laws and shall not adversely impact or subject the Company or any Purchaser to any penalty or liability pursuant to any applicable Laws.

                  2K.      Proceedings.  All corporate and other proceedings
taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their special counsel.

                  2L.      Closing Documents.  The Company shall have delivered
to the Purchasers all of the following documents:

                           (a) an Officer's Certificate of the Company, dated the Closing Date, stating that (i) the conditions specified in Sections 2B, 2C, 2D, 2E, 2F, 2G, and the second sentence of Section 2J have been fully satisfied; and (ii) since December 31, 2000, there has been no event, development, condition, circumstance or other matter which may impose any materially adverse condition or consequence upon the consummation of the transactions contemplated hereby;

                           (b) copies of the resolutions duly adopted by the board of directors of the Company (the "Company Board") authorizing the issuance of the Common Stock hereunder and the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby to which the Company is a party, accompanied by an Officer's Certificate of the Company certifying that such resolutions are in full force and effect without modification or amendment, accompanied by a certification of the incumbency of each individual executing any agreement or document contemplated hereby in the name of the Company;

                           (c) copies of the Articles of Incorporation and bylaws of the Company as in effect as of the Closing, certified by an authorized officer of the Company, together with a certificate of good standing (or certificate of similar import) for the Company from the State of Texas;

                           (d) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions contemplated hereunder (including all environmental disclosures, blue sky filings and waivers of preemptive rights and rights of first refusal);



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                           (e)      for each Purchaser which is an SBIC, duly
         completed and executed SBA Forms 480, 652, and 1031 (Part A) (to the extent required);

                           (f) the Stockholders Schedule, which shall include each of the following after giving effect to the transactions contemplated by this Agreement: (1) the name of each of the Company's directors, (2) the name and title of each of the Company's officers,
         (3) a list setting forth the number of shares of Common Stock held by members and former members of the Company's management, (4) a list setting forth the number of options held by members and former members of the Company's management and the number of shares of the Company's capital stock subject to such options, (5) a list setting forth the names of the holders of warrants to purchase shares of the Company's capital stock and the number of shares of the Company's capital stock subject to such warrants, (6) total number of shares of Common Stock outstanding, and (7) the total number of shares of Common Stock outstanding on a fully diluted basis; and

                           (g) such other documents relating to the transactions contemplated by this Agreement as either the Purchasers or their special counsel may reasonably request.

Any condition specified in this Section 2 may be waived by the Purchasers if consented to by the Purchasers; provided that no such waiver shall be effective against the Purchasers unless it is set forth in a writing executed by each Purchaser.

                  Section 3. Affirmative Covenants. For so long as the Purchasers together hold in the aggregate at least 5% of the outstanding shares of Common Stock of the Company, the Company will at all times, and will cause each of its Subsidiaries to at all times (it being understood that this Section 3 shall be independent of, and nothing in this Section 3 shall be deemed to limit, supersede or otherwise affect, any provision of any other agreement to which the Company is a party, including any provision or term of the First Purchase Agreement):

                  3A.      Business Maintenance.

                           (a) cause to be done all things necessary to maintain, preserve and renew its corporate existence and good standing in the jurisdiction of its incorporation, to qualify and to remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a Materially Adverse Effect, and use its reasonable efforts to maintain, preserve and renew all material contracts, licenses, authorizations and permits necessary to the conduct of its businesses;

                           (b) maintain and keep its properties that are used in, or that are useful to and material to, its businesses in good repair, working order and condition, and from time to time make all such repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all respects at all times in a manner consistent with the Company's past practices;

                           (c) continue in force insurance policies (including self-insurance retention plans consistent with past practices) with financially sound and reputable insurance


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         companies covering risks of such types and covering casualties, risks and contingencies of such types and in amounts not less than as are customary for prudent corporations of similar size engaged in similar lines of business under similar circumstances;

                           (d) pay and discharge when payable all Taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies that if unpaid could by law become a lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books with respect thereto;

                           (e) comply with all other obligations that it incurs pursuant to any material contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books with respect thereto;

                           (f) comply in all material respects with all applicable Laws; and

                           (g) maintain true and proper books of record and account that fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP.

                  3B.      Financial Statements and Other Information.  Deliver
to a representative or representatives designated by the Purchasers:

                           (a) as soon as available, but in any event within 30 days after the end of each fiscal month (except for months which end a fiscal quarter, in which case within 45 days of such quarter end and except for months which end the fiscal year, in which case within 90 days of such year end), (i) a copy of the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month and the related consolidated and consolidating statements of earnings, retained earnings and cash flows for such month and for the portion of the Fiscal Year ending as of the end of such month, all in reasonable detail and prepared in accordance with GAAP (subject to normal year-end adjustments and the exclusion of such footnotes as may be required in accordance with GAAP) accompanied in each case by comparisons to the corresponding periods in the preceding Fiscal Year and (ii) an Officer's Certificate of the Company certifying that to such officer's knowledge no default or event of default with respect to the Loan Documents or any other material agreement to which the Company or any of its Subsidiaries is subject has occurred during the period in question or is continuing or, if any such default or event of default under the Loan Documents has so occurred or is continuing, a statement as to the nature thereof and any action which has been taken or is proposed to be taken with respect thereto;



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                           (b) as soon as available, but in any event within 90
         days after the close of each Fiscal Year, a copy of the audited consolidated and consolidating financial statements of the Company and its Subsidiaries, consisting of an audited consolidated and consolidating balance sheet as at the end of the two most recent Fiscal Years and audited consolidated and consolidating statements of earnings, retained earnings and cash flows for the three most recent Fiscal Years, setting forth comparisons of such financial statements for such Fiscal Years contained therein, which financial statements shall be prepared in accordance with GAAP, certified without qualification by a nationally recognized firm of independent certified public accountants;

                           (c) simultaneously with the delivery of the financial statements referred to in Section 3B(a) prepared with respect to or as of the end of any month included in any Fiscal Year, an Officer's Certificate of the Company certifying that all such financial statements are complete and correct in all material respects and present fairly in accordance with GAAP (subject to normal year-end adjustments and the exclusion of such footnotes as may be required in accordance with GAAP) the consolidated and consolidating financial position, the consolidated and consolidating results of operations and cash flows and changes in stockholders' equity of the Company and its Subsidiaries as of the end of such period and for the period then ended;

                           (d) as soon as practicable, but in any event within
         (a) two Business Days after the Company becomes aware of the existence of any default or event of default under the Loan Documents, or any development (including litigation) or other information which could reasonably be expected to have a Materially Adverse Effect or (b) two Business Days after the Company receives notice of the existence of any default or event of default with respect to any other material agreement to which the Company or any of its Subsidiaries is subject, telephonic notice specifying the nature of such condition, event, development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within two calendar days, which writing shall set forth the details of such condition, event, development or information and the action which is proposed to be taken by the Company and its Subsidiaries with respect thereto;

                           (e) promptly upon receipt thereof, copies of any reports submitted to the Company or any of its Subsidiaries by its independent auditor in connection with an audit or other examination of the financial statements of the Company or any of its Subsidiaries made by such auditor, including reports arising out of any separate audit or other accounting or financial review of the Company or any Subsidiary of the Company;

                           (f) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Government Entity affecting the Company or any of its Subsidiaries, which if adversely determined could have a Materially Adverse Effect;

                           (g) promptly after the commencement thereof or promptly after the Company or any Subsidiary of the Company becomes aware of the commencement or threat thereof, notice of any Forfeiture Proceeding;



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                           (h) promptly after the sending or filing thereof,
         copies of all proxy statements, financial statements and other reports or documents which the Company sends to its stockholders, and copies of all regular, periodic or special reports, and all registration statements, which the Company files with the Securities and Exchange Commission or any other securities exchange or securities market;

                           (i) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Senior Indebtedness pursuant to the terms of the Loan Documents (or any refining of or substitution thereof), and not otherwise required to be furnished to the Purchasers or their designees pursuant to any other paragraph of this Section 3B;

                           (j) promptly after the receipt thereof, a copy of any notice, summons or citation concerning any liabilities or investigatory, remedial or corrective obligations arising under Environmental and Safety Requirements and any subsequent material correspondence or other document relating thereto which could have a Materially Adverse Effect; and

                           (k) such other information respecting the Company's or its Subsidiaries' business or financial condition as any Purchaser may, from time to time, request in writing.

Each of the financial statements referred to in Sections 3B(a) or 3B(b) (including the notes thereto, if any) shall be accurate and complete in all material respects, consistent with the books and records of the Company and its Subsidiaries (which, in turn, are accurate and complete in all material respects), shall present fairly the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries, and shall prepared in accordance with GAAP, consistently applied, as of the dates and for the periods set forth therein, subject in the case of the unaudited financial statements to the lack of footnote disclosure and changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, have a Materially Adverse Effect).

                  3C. Inspection of Property. Permit any Purchaser or any of its representatives, upon reasonable prior notice, during normal business hours and at such party's expense to (i) visit and inspect any of the properties of the Company and any of its Subsidiaries, and (ii) examine the corporate and financial records of the Company and any of its Subsidiaries and make copies thereof or extracts therefrom.

                  3D. Compliance with Certain Agreements. Perform and observe all of its obligations to each Purchaser and each holder of Registrable Securities (as defined in the Registration Agreement) pursuant to this Agreement, the Stockholders Agreement, the Registration Agreement, the Company's Articles of Incorporation and each other agreement or document executed and delivered pursuant hereto or thereto.

                  3E. Proprietary Rights. Possess and maintain all material Proprietary Rights necessary to the conduct of its business and own all right, title and interest in and to, or have a valid license for, all material Proprietary Rights used by the Company and/or its Subsidiaries, in the conduct of their respective businesses. None of the Company or any of its Subsidiaries shall take any action, or fail to take any action, which would result in the invalidity, abuse, misuse or unenforceability of any of such material Proprietary Rights.


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




                  3F. Environmental Matters. Comply in all material respects with all Environmental and Safety Requirements and all material permits, licenses or other authorizations issued thereunder; respond immediately to any Release or threatened Release of any Hazardous Material at any of the properties of the Company or any of its Subsidiaries or related to the operations of the Company or any of its Subsidiaries in a manner which complies in all material respects with all Environmental and Safety Requirements and reasonably mitigates any risk to human health or the environment; and provide such documents or information relating to matters arising under the Environmental and Safety Requirements as any Purchaser may reasonably request.

                  3G.      ERISA Notices and Requests.

                           (a) Provide written notice to the Purchasers as soon as practicable, and in any event within five Business Days, in the event that (i) the Company or any of its ERISA Affiliates discovers that any of them fails to comply in all material respects with any applicable Laws with respect to any Plan which could reasonably be expected to result in liability to the Company or any of its ERISA Affiliates in excess of $250,000, (ii) the Company or any member of its Controlled Group receives notice from the IRS or the DOL that the Company or any ERISA Affiliate failed to meet the minimum funding requirements of any Plan, and include therewith a copy of such notice,
         (iii) the Company or any member of its Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in Title IV of ERISA) in respect of any Plan or Multiemployer Plan which might constitute grounds for a partial or complete termination of such Plan or Multiemployer Plan under Title IV of ERISA, or knows that the plan administrator of any Plan or Multiemployer Plan has given or is required to give notice of any such reportable event,
         (iv) a notice of intent to terminate any Plan is filed with the PBGC,
         (v) proceedings are instituted by the PBGC under Section 4042 of ERISA to terminate or to appoint a trustee to administer any Plan or the Company or any member of its Controlled Group receives a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (vi) the Company or any member of its Controlled Group withdraws in a complete or partial withdrawal from any Multiemployer Plan or any Plan which is a "multiple employer plan" within the meaning of Section 4063 of ERISA, or incurs any withdrawal liability under Section 4204 of ERISA, (vii) any prohibited transaction occurs to the knowledge of the Company after due inquiry involving the assets of any Plan for which the Company could reasonably be expected to incur liability in excess of $250,000, (viii) the Company or any member of its Controlled Group receives a notice from a Multiemployer Plan that such Plan is in reorganization or insolvent pursuant to Sections 4241 or 4245 of ERISA or that such Plan intends to terminate or has terminated under Section 4041A of ERISA, (ix) the Company or any member of its Controlled Group receives a notice from a Multiemployer Plan of the institution of a proceeding by a fiduciary of a Multiemployer Plan against the Company or any member of its Controlled Group to enforce Section 515 of ERISA, (x) the adoption of an amendment to any Plan of the Company or any member of its Controlled Group that could result in the termination of such Plan pursuant to Section 4041(e) of ERISA or require the Company or any member of its Controlled Group to provide security to such Plan pursuant to Section 401(a)(29) of the IRC or Section 307 of ERISA, (xi) the Company or any member of its Controlled Group fails to make a required installment or other payment to any Plan if such failure would result in the imposition of a


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         Lien upon the property of the Company pursuant to Section 412(n) of the
         IRC, or (xii) the incurrence of any increase in the contingent liability of the Company or a member of its Controlled Group with respect to any Plan determined in accordance with GAAP.

                           (b) Deliver to each Purchaser copies of any request for a waiver of the funding standards or any extension of the amortization periods required by Sections 303 and 304 of ERISA or
         Section 412 of the IRC with respect to any Plan as soon as practicable but in any event within five Business Days after the submission of such request with the DOL and/or IRS in the case of a Plan of the Company and within five Business Days after the Company knows or has reason to know that such request has been submitted to the DOL and/or IRS in the case of a Plan of the Company's ERISA Affiliates.

                  3H.      SBIC Regulatory Provisions.

                           (a) At the same time the Company delivers its annual financial statements to the Purchasers hereunder and at such other times as the SBIC Holder reasonably requests, the Company shall deliver to SBIC Holder an Officer's Certificate certifying in reasonable detail the use by the Company and its Subsidiaries of the proceeds of the sale of the Common Stock hereunder. In addition to any other rights granted hereunder, the Company shall grant SBIC Holder and the SBA reasonable access to the Company's books and records for the purpose of verifying the use of such proceeds and for the purpose of determining whether the principal business activity of the Company and its Subsidiaries continues to constitute an eligible business activity (within the meaning of the SBIC Regulations).

                           (b) Upon the occurrence of a Regulatory Violation or in the event that the SBIC Holder determines in its reasonable good faith judgment that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it may be entitled as a holder of securities of the Company (whether under this Agreement, the Stockholders Agreement, the Registration Agreement, the Articles of Incorporation or otherwise), the SBIC Holder shall have the right to the extent required under the SBIC Regulations to demand the immediate repurchase of all of the outstanding shares of capital stock owned by the SBIC Holder at a price per share equal to the purchase price paid for such stock, plus all accrued or declared and unpaid dividends and interest thereon, if any, by delivering written notice of such demand to the Company. The Company shall pay the purchase price for such stock by wire transfer of immediately available funds to the SBIC Holder within 30 days after the Company's receipt of the demand notice, and upon such payment, the SBIC Holder shall deliver the certificates or instruments evidencing the securities to be repurchased, duly endorsed for transfer or accompanied by duly executed forms of assignment.

                           (c) At such time as any SBIC Holder requests, the Company shall deliver to the SBIC Holder a written assessment of the economic impact of the SBIC Holder's investment in the Company, specifying (x) the full-time equivalent jobs created or retained by the SBIC Holder in connection with the transactions contemplated hereby and
         (y) the impact of the SBIC Holder's investment contemplated hereby on revenues and profits of the Company and its Subsidiaries and on taxes paid by the Company and its employees, to the extent such information is reasonably necessary for the SBIC Holder to comply with the SBIC Regulations (which shall be determined by the SBIC Holder).

                           (d) In the event that the SBIC Holder determines that it has a Regulatory Problem, the SBIC Holder shall have the right to transfer its securities without regard to any restriction on transfer set forth in this Agreement or any other agreement to which the SBIC Holder is a party (other than the securities laws restrictions); provided that the transferee agrees to become a party to this Agreement or such other agreement. The Company shall take all such actions as are reasonably requested by each SBIC Holder in order to (a) effectuate and facilitate any transfer by such SBIC Holder of any securities of such Company then held by such SBIC Holder to any Person designated by such SBIC Holder, (b) permit such SBIC Holder (or any of its Affiliates) to exchange all or any portion of any voting security then held by it on a share-for-share basis for shares of a nonvoting security of the Company, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are requested by such SBIC Holder in light of regulatory considerations then prevailing, (c) continue and preserve the respective allocations of the voting interests with respect to the Company arising out of such SBIC Holder's ownership of voting securities and/or provided in the Stockholders Agreement before the transfers and amendments referred to above (including entering into such additional agreements as are reasonably requested by such SBIC Holder to permit any Person(s) designated by such SBIC Holder to exercise any voting power which is relinquished by the SBIC Holder), and (d) amend this Agreement, the Stockholders Agreement, the Registration Agreement, the Company's Articles of Incorporation, the Company's Bylaws and related agreements and instruments to effectuate and reflect the foregoing. The parties to this Agreement agree to vote their securities in favor of such amendments and actions.

                  3I. Current Public Information. The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Securities may reasonably request, all to the extent required to enable such holders to sell Common Stock pursuant to (i) Rule 144 or Rule 144A adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Common Stock a written statement as to whether it has complied with such requirements.

                  Section 4. Negative Covenants. For so long as the Purchasers together hold in the aggregate at least 5% of the outstanding shares of Common Stock of the Company, without the prior written consent of each of the Purchasers, the Company shall not, and shall ensure that each of its Subsidiaries shall not (it being understood that this Section 4 shall be independent of, and nothing in this Section 4 shall be deemed to limit, supersede or otherwise affect, any provision of any other agreement to which the Company is a party, including any provision or term of the First Purchase Agreement):

                  4A.      Acquisition; Consolidation; Reorganization.  (i)
Merge or consolidate with any Person (except for the merger of any Wholly-Owned Subsidiary of the Company with the Company, with the Company surviving), (ii) subject to the proviso following clause (iv) of this

Section 4A, acquire, directly or indirectly, in any transaction or series of transactions, all or substantially all of the Stock or assets or business of any Person; (iii) subject to the proviso following clause (iv) of this Section 4A, acquire, directly or indirectly assets other than current assets in the ordinary course of business or (iv) liquidate, dissolve or effect a reorganization in any form of transaction (including any reorganization into partnership form), except for a liquidation of a Wholly-Owned Subsidiary of the Company; provided however, that notwithstanding the foregoing, this Section 4A shall not prohibit the Company from acquiring assets or making Investments so long as the aggregate purchase price thereof (including the amount of liabilities assumed, if any) does not exceed $250,000 in any twelve-month period or $500,000 in total from and after the Closing.

                  4B. Investments. Make any loans or advances to, or make or hold any other Investment in, any Person, except as provided in Section 4A and except for (a) extensions of trade credit made in the ordinary course of business consistent with past custom and practice, (b) Investments having a stated maturity no greater than one year in (i) readily marketable direct obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (ii) certificates of deposit of U.S. commercial banks having combined capital and surplus of at least $250,000,000,
(iii) commercial paper with a rating from a nationally recognized credit rating agency in such agency's highest rating category, or (iv) repurchase agreements relating to securities issued or guaranteed as to principal and interest by the United States of America and (c) travel and other expense advances to management personnel and employees in the ordinary course of business.

                  4C.      Contingent Liabilities.  Become liable for any
Guarantees, except for (a) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and
(b) Guarantees existing as of the date hereof and described on the attached Guarantees Schedule.

                  4D. Liens. Create, incur, assume or suffer to exist any Liens (except Permitted Liens) upon or with respect to any of its property or assets, whether now owned or hereafter acquired, or on any income or profits thereof, or assign or otherwise convey any right to receive income or other property.

                  4E.      Amendment to the Company's Articles of Incorporation
and Bylaws. Make any amendment to the terms of the Company's Articles of Incorporation or By-laws in any manner which adversely affects the rights, powers or relative priorities of the holders of Common Stock.

                  4F. Conduct of Business. Enter into the ownership, active management or operation of any business other than the business conducted by the Company on the Closing Date, including the manufacturing of outdoor corporate identification products and related ancillary activities, or engage in any activity which could result in a Forfeiture Proceeding.

                  4G. Affiliated Transactions. Except as set forth on the Affiliated Transactions Schedule, enter into any agreement or transaction, including the purchase, sale or exchange of property or the rendering of any service, with any of its, or any Subsidiary's, officers, directors or Affiliates or any individual related by blood or marriage to any such Person, or any entity in which any such Person or individual owns a material beneficial interest, except for transactions entered into after the Closing Date upon fair and reasonable terms no less favorable to the Company or its

Subsidiaries than the terms the Company or its Subsidiaries would obtain in a comparable arm's- length transaction with a Person not an Affiliate and approved in advance by the Company Board.

                  4H. Public Disclosures. Subject to the Company's obligations under the federal securities laws, disclose any Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any Government Entity, without prior written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and permitting such Purchaser to review and comment upon the form and substance of such disclosure and make reasonable changes thereto.

                  4I. Use of Proceeds. Use any proceeds from the sale of Common Stock hereunder, or permit any of its Subsidiaries to use any of such proceeds, directly or indirectly, (a) for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), or (b) for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities."

                  4J. Equity Issuances. Except as expressly contemplated by this Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) or (b) any notes or debt securities containing equity features (including any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features).

                  4K. ERISA Compliance. Either (a) incur, or permit any ERISA Affiliate to incur, any liability to the IRS, the DOL or PBGC (other than for premiums due PBGC which will be paid when due) with respect to any Plan which equals or exceeds $250,000 (b) withdraw (either partially or completely) from any Multiemployer Plan, if the liabilities exceed the assets under such Plan, or upon the complete or partial withdrawal from such Multiemployer Plan, would equal or exceed $250,000, (c) provide, or permit any ERISA Affiliate to provide, medical or life insurance benefits to former employees of the Company or its Subsidiaries (other than in accordance with Section 601 of ERISA or 4980B of the IRC or as may hereafter be required by law) or (d) with respect to any Pension Plan, incur, or permit any ERISA Affiliate to incur, a reporting obligation for any Reportable Event which could constitute grounds for partial termination of any Pension Plan or termination by the PBGC of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan.

                  Section 5. Representations and Warranties of the Company. To induce the Purchasers to consummate the transactions contemplated hereby, the Company represents and warrants to the Purchasers that each and all of the following statements are true, correct and complete as of the date of execution and delivery of this Agreement and will be true, correct and complete as of the Closing after giving effect to the transactions contemplated hereby to occur on or prior to the Closing Date:

                  5A.      Organization and Corporate Power.  The Company is a
corporation duly organized, validly existing and in good standing under the Laws of the state of Texas, is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where failure to so qualify would not have a Materially Adverse Effect. The Company has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted and to carry out the transactions contemplated by this Agreement and the other agreements contemplated hereby. The Company possesses all material licenses, permits, consents and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted. The stock certificate books and the stock record books of the Company are correct and complete in all material respects. The Company is in compliance with its Articles of Incorporation and bylaws, each as amended, and the copies of the Company's Articles of Incorporation and bylaws of the Company which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete and in compliance with all applicable provisions of law.

                  5B.      Capital Stock and Related Matters.

                           (a) As of the Closing and after giving effect to the transactions contemplated hereby, the authorized capital stock of the Company shall consist of (i) 15,000,000 shares of Common Stock, of which 3,650,501 shares are issued and outstanding, 854,259 shares are reserved for issuance upon exercise of Warrants, 154,079 shares are reserved for issuance upon exercise of options and other rights to acquire the Company's capital stock and 585,143 shares are held in the Company's treasury, (ii) 52,500 shares of Series A Preferred, all of which shall be issued and outstanding, (iii) 7,000 shares of Series B Preferred, all of which shall be issued and outstanding, and (iv) 6,250 shares of Series C Preferred, all of which shall be issued and outstanding. As of the Closing, all of the outstanding shares of the Company's Common Stock, Series A Preferred, Series B Preferred and Series C Preferred shall be validly issued, fully paid and nonassessable.

                           (b) As of the Closing, and except as set forth on the attached Capitalization Schedule, the Company shall not have outstanding any Stock or any stock appreciation or phantom stock rights or plans and shall not be subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire or retire any of its Stock, except pursuant to the Stockholders Agreement and the Warrants.

                           (c) There are no statutory or contractual stockholders' preemptive rights or rights of first offer or refusal with respect to the issuance of the Common Stock hereunder or with respect to any other issuance of Stock of the Company, except as provided in the Stockholders Agreement. The Company has not violated any applicable Securities Laws in connection with the offer, sale or issuance of any of its Stock; and the offer, sale and issuance of the Common Stock hereunder does not and will not require registration under any applicable Securities Laws. There are no proxies or agreements among the stockholders of the Company with respect to the voting or transfer of the Stock or with respect to any other aspect of Company's affairs, except this Agreement, the First Purchase Agreement, the Stockholders Agreement and the Registration Agreement.

                  5C.      Subsidiaries; Partnerships.  Except as described on
the attached Subsidiaries Schedule, the Company has no Subsidiaries, is not a partner in any partnership and holds no Stock in any other Person.

                  5D. Authorization; No Breach. The Company has duly authorized the execution, delivery and performance of this Agreement, the Stockholders Agreement, the Registration Agreement and each other agreement contemplated hereby or thereby to which it is a party. This Agreement, the Stockholders Agreement, the Registration Agreement, the Company's Articles of Incorporation and each other agreement contemplated hereby and thereby to which the Company is a party constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms. Except as set forth on the attached Restrictions Schedule, the execution and delivery by the Company of this Agreement, the Stockholders Agreement, the Registration Agreement and all other agreements contemplated hereby and thereby to which it is a party, the offering, sale and issuance of the Common Stock hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company does not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Lien upon the stock or assets of the Company pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any Government Entity pursuant to, the Articles of Incorporation or bylaws of the Company, or any Law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment or decree to which the Company is subject. No stockholder approval under any Law, statute, rule or regulation to which the Company is subject is required in connection with issuance of the Securities hereunder.

                  5E.      Financial Statements.

                           (a) Attached hereto as the Financial Statements Schedule are (i) the unaudited balance sheet of the Company as of February 28, 2001, and the related statements of income and cash flows for the two-month period then ended (such balance sheet, the "Latest Balance Sheet"); (ii) the audited consolidated balance sheets of the Company as of December 31, 1998, December 31, 1999, and December 31, 2000 (the balance sheet for December 31, 2000 being referred to as the "Latest Audited Statement") and the related audited consolidated statements of income and cash flows for each of the Fiscal Years then ended, and (iii) the estimated pro forma balance sheet of the Company as of the Closing Date, reflecting the assets, liabilities and stockholders' equity of the Company as of the Closing Date, adjusted to reflect, as applicable, the effect of the transactions contemplated hereby, including, the costs and expenses related to the foregoing.

                           (b) Except as set forth on the attached Financial Statements Schedule, each of the foregoing financial statements (including the notes thereto, if any), presents fairly the consolidated financial position, results of operations and cash flows of the Company, and is prepared in accordance with GAAP, consistently applied, as of the dates and for the periods set forth therein, subject in the case of the unaudited financial statements to the lack of footnote disclosure and changes resulting from normal year-end adjustments.

                  5F. Absence of Undisclosed Liabilities. Except as set forth on the attached Liabilities Schedule, the Company has no obligation or liability (whether accrued, absolute, con tingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, other than: (a) liabilities fully disclosed and adequately provided for in the Latest Balance Sheet, and (b) current liabilities which have arisen, and obligations under agreements entered into, after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

                  5G. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, financial condition, operating results, earnings, customer and supplier relations or employee and sales representative relations of the Company since the date of the Latest Audited Statement.

                  5H. Assets. Except as set forth on the attached Assets Schedule, the Company has good and indefeasible title to, or a valid leasehold interest in, the properties and assets it uses, the properties and assets shown on the Latest Balance Sheet or acquired thereafter and all assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto). Except as described on the attached Assets Schedule, buildings, equipment and other tangible assets of the Company are in good operating condition other than ordinary wear and tear and are fit for use in the ordinary course of business.

                  5I.      Investment Company Act.  The Company is not an
"investment company" or an "Affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  5J. Margin Regulations. The Company does not own any "margin security" as such term is defined in Regulation U of the Federal Reserve Board, and none of the proceeds of the Common Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the securities purchased under this Agreement to be considered "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. The Company has not taken or permitted, and will not permit any agent acting on its behalf to take, any action which might cause this Agreement or any document or instrument delivered hereunder to violate such Regulation T, U or X, any other regulation of the Federal Reserve Board, or
Section 8 of the Exchange Act or any rule or regulation thereunder. No proceeds of the issuance of the Common Stock will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act, including Sections 13(d) and 14(d) thereof.

                  5K.      Tax Matters.  Except as set forth on the Tax Schedule
attached hereto, the Company has filed all Tax returns and other reports which it is required to file under applicable Laws and regulations; all such returns and reports are complete and correct in all material respects; the Company has paid all Taxes due and owing by it and has withheld and paid over all Taxes which it is obligated to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party, and has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; no foreign, federal, state, provincial or local Tax audits are pending or being conducted with respect to the Company, no information related to Tax matters has been requested by any foreign, federal, state, provincial or local Tax authority and no notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state, provincial or local Tax authority; and there are no unresolved questions or claims concerning Tax liability of the Company. Except as set forth on the Tax Schedule, the Company has not made an election under ss.341(f) of the IRC, is not a party to any Tax sharing or allocation agreement, and has no liability for the Taxes of any Person under
Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. The accrual for current Taxes on the Latest Balance Sheet would be adequate to pay all of the current Tax liabilities of the Company, if the current Tax year were treated as having ended on the date of the Latest Balance Sheet consistent with past practices.

                  5L.      Contracts and Commitments. Except as expressly
contemplated by this Agreement or as set forth on the attached Contracts Schedule, the Company is not a party (including after giving effect to the Company) to any written or oral:

                           (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any contract with any labor union, or any severance agreements;

                           (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $25,000 or contract relating to loans to officers, directors or affiliates;

                           (c) contract under which the Company has advanced or loaned any other Persons amounts in the aggregate exceeding $25,000;

                           (d) agreement or indenture relating to the borrowing of money or the mortgaging, pledging or otherwise placing a Lien on any material asset or group of assets of the Company;

                           (e) Guarantee of any obligation (other than by the Company of a wholly-owned Subsidiary's debts or a guarantee by a Subsidiary of the Company's debts or another Subsidiary's debts);

                           (f) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $25,000;

                           (g) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

                           (h) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves aggregate annual consideration in excess of $25,000 except purchase orders from existing customers or to existing vendors, in either case in the ordinary course of business;

                           (i) assignment, license, indemnification or agreement with respect to any intangible property (including any patent, trademark, trade name, copyright, know-how, trade secret or confidential information);

                           (j) warranty agreement with respect to its services rendered or its products sold or leased;

                           (k) agreement under which it has granted any Person any registration rights (including piggyback rights);

                           (l) contract, agreement or other arrangement with any officer, director, employee or Affiliate, or any Affiliate of any officer, director or employee;

                           (m) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

                           (n) any other agreement which is material to its operations and business prospects or which involves a consideration in excess of $25,000 annually.

                  Except as set forth on the Contracts Schedule, all of the contracts, agreements and instruments required to be listed thereon are valid, binding and enforceable in accordance with their respective terms. Except as set forth on the Contracts Schedule, the Company and its Subsidiaries are not in default or breach under any such contract, agreement or instrument, and no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any such contract, agreement or instrument; none of the Company or its Subsidiaries has any present expectation or intention of not fully performing all such obligations; none of the Company and its Subsidiaries has any knowledge of any breach or anticipated breach by the other parties to any such contract or commitment; and none of the Company and its Subsidiaries is a party to any contract or commitment the performance of which would have a Materially Adverse Effect.

                  5M. Trademarks, Patents. Except as set forth on the Intellectual Property Schedule attached hereto, the Company possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others; there have been no written claims made upon the Company against the Company asserting the invalidity, misuse or unenforceability of any Proprietary Right, and there are no grounds for the same; the Company has not received a notice of conflict with the asserted rights of others within the last five years; and to the knowledge of the Company the conduct of the business of the Company has not infringed or misappropriated nor infringes or misappropriates any Proprietary Right of other Persons, nor would any future conduct as presently contemplated infringe any Proprietary Right of other Persons and, to the Company's knowledge, the Proprietary Rights owned by the Company have not been infringed or misappropriated by other Persons.

                  5N. Litigation, etc. Except as set forth on the attached Litigation Schedule, (i) there are no actions, suits, proceedings, orders, investigations or claims pending or, to the Company's knowledge, threatened against or affecting the Company or pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to any of the Company's businesses or proposed business activities, at law or in equity, or before or by any Government Entity which if adversely determined, could have a Materially Adverse Effect, including any action, proceeding, claim, order, lawsuit and/or investigation conducted by or before any Government Entity with respect to the transactions contemplated by this Agreement; (ii) the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the Company's knowledge, any governmental investigations or inquiries; and (iii) to the best of the Company's knowledge, there is no reasonable basis for any of the foregoing. The Company is not subject to any judgment, order or decree of any court or other governmental agency, and the Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which in any of such cases may have a Materially Adverse Effect (including after giving effect to the Recapitalization.

                  5O.      No Forfeiture.  The Company is not engaged in, nor
does it propose to be engaged in, the conduct of any business or activity which could result in a Forfeiture Proceeding, and no Forfeiture Proceeding against the Company is pending or, to the knowledge of the Company, threatened.

                  5P. Small Business Matters. The Company, together with its "affiliates" (as that term is defined in ss.121.401 of the SBIC Regulations), is a "small business concern" within the meaning of the SBIC Act and SBIC Regulations, including ss.121.802 of the SBIC Regulations. The information regarding the Company and its affiliates set forth in SBA Form 480, Form 652 and Part A of Form 1031 delivered at the Closing is accurate and complete. Copies of such forms shall have been completed and executed by the Company and delivered to each Purchaser that is an SBIC at the Closing together with a written statement of the Company regarding its planned use of the proceeds from the sale of the Common Stock. Neither the Company nor any Subsidiary presently engages in, and it shall not hereafter engage in, any activities, nor shall the Company or any Subsidiary use directly or indirectly the proceeds from the sale of the Common Stock hereunder for any purpose, for which a SBIC is prohibited from providing funds by the SBIC Act and the SBIC Regulations (including ss.107.804 and ss.107.901 of the SBIC Regulations).

                  5Q. Brokerage. Except as set forth on the Brokerage Schedule attached hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated hereby based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold the Purchasers harmless against, any and all liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connec tion with any such claims.

                  5R. Insurance. The Company is not in default with respect to its obligations under any insurance policy maintained by it. The insurance coverage of the Company is of customary type and covers casualties, risks and contingencies of such types and in amounts not less than as are customary for prudent corporations of similar size engaged in similar lines of business under similar circumstances.

                  5S. Employees. Except as set forth on the attached Employees Schedule, (i) the Company is not aware that any officer, executive or other key employee of the Company or any group of employees of the Company has any plans to terminate employment with the Company; (ii) the Company has complied and is compliance in all material respects with all Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of any Taxes, and the Company does not have any labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances); and
(iii) the Company is not, and none of the employees of the Company is, subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting or in conflict with, the present or proposed business activities of the Company.

                  5T. Compliance with Laws. The Company has not violated any Laws which violation has had or would reasonably be expected to have a Materially Adverse Effect, and the Company has not received notice of any such violation or alleged violation. No payments for political contributions or bribes, kickback payments or other illegal payments have been made by the Company at any time.

                  5U. Affiliated Transactions. Except as set forth on the attached Affiliated Transactions Schedule, no Affiliate of the Company or any officer, director, stockholder or employee of any such Affiliate (other than any such as are also officers, directors or employees of the Company), any individual related by blood or marriage to any such Person, or any entity in which any such Person, directly or indirectly, owns any beneficial interest, is a party to any agreement, contract, commitment, transaction or proposed transaction with the Company or has any interest in any property used by the Company.

                  5V.      Indebtedness.  The attached Indebtedness Schedule

sets forth all outstanding Indebtedness of the Company, including Indebtedness under the Loan Documents. There exists no default or event of default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto including the Loan Documents.

                  5W.      ERISA.  Except as set forth on the Employee Benefits
         Schedule:

                           (a) Multiemployer Plans. The Company has no obligation to contribute to (or any other liability, including current or potential Withdrawal Liability, with respect to) any Multiemployer Plan. To the extent that any Multiemployer Plan is set forth on the Employee Benefits Schedule, the Company has no current or potential withdrawal liability under such Multiemployer Plan.

                           (b) Retiree Welfare Plans. The Company does not maintain or have any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or dependents (except for continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state Laws).

                           (c) Defined Benefit Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a "defined benefit plan" (as defined in
         Section 3(35) of ERISA), whether or not terminated.

                           (d) Defined Contribution Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

                           (e) Other Plans. The Company does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, severance, employee health or other welfare benefit plan or other arrangement, whether or not terminated and whether or not subject to ERISA including "employee welfare benefit plans" as defined in Section 3(1) of ERISA.

                           (f) The Company. For purposes of this Section 5X (other than subsection (e) or (h), the terms "the Company" includes all organizations under common control with the Company pursuant to Section 414 of the IRC. For purposes of liability under Title IV of ERISA, the terms "the Company" shall include any member of its Controlled Group.

                           (g) Unfunded Liability. No plan maintained by the Company or to which the Company has an obligation to contribute, or with respect to which the Company has any other liability, has unfunded benefit obligations or any unfunded liability. All contributions, premiums or payments under or with respect to a each plan which is set forth on the attached Employee Benefits Schedule which are due on or before the Closing Date have been paid.

                           (h) Plan Qualification and Compliance. Each employee benefit plan set forth on the attached Employee Benefits Schedule that is or has been maintained for the benefit of employees of the Company that is intended to be qualified under Section 401(a) of the IRC has received a favorable determination letter from the IRS as to the qualification of such plan and, to the best knowledge of the Company after due inquiry, nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect the qualification of such plan. Each employee benefit plan set forth on the attached Employee Benefits Schedule that is or has been maintained for the benefit of employees of the Company and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with their respective terms and with all applicable Laws.

                           (i) The Company has not incurred and has no reason to expect that it will incur, any liability to the Pension Benefit Guaranty Corporation (other than premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any employee pension benefit plan that the Company or any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute.

                  5X.      Environmental and Safety Matters.

                           (a) Except as set forth in Section (a) of the Environmental Schedule, the Company has complied with and is currently in compliance in all material respects with all Environmental and Safety Requirements, the non-compliance with which will or threatens to impose a material liability on the Company, and the Company has not received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or any of its properties or facilities.

                           (b) Except as set forth in Section (b) of the Environmental Schedule, without limiting the generality of the foregoing, the Company has obtained and complied with, and is currently in compliance in all material respects with, all material permits, licenses and other authorizations that are required pursuant to any Environmental and Safety Requirements for the occupancy of its properties or facilities or the operation of its businesses.

                           (c) Except as set forth in Section (c) of the Environmental Schedule, neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on the Company for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

                           (d) Except as set forth in Section (d) of the Environmental Schedule, none of the following exists at any property or facility owned, occupied or operated by the Company:

                                    (1)     underground storage tanks or surface
                                    impoundments;

                                    (2)     asbestos-containing materials
                                    friable; or

                                    (3)     materials or equipment containing
                                    friable polychlorinated biphenyls.

                           (e) Except as set forth in Section (e) of the Environmental Schedule, the Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any Hazardous Materials, or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Company for response costs, natural resource damages or attorneys fees pursuant to CERCLA or any other Environmental and Safety Requirements.

                           (f) Without limiting the generality of the foregoing, to the knowledge of the Company, no facts, events or conditions relating to the past or present properties, facilities or operations of the Company shall prevent, hinder or limit in any material respect continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements (including those liabilities relating to onsite or offsite Releases or threatened Releases of Hazardous Materials, substances or wastes, personal injury, property damage or natural resources damage).

                           (g) Except as set forth in Section (g) of the Environmental Schedule, the Company has not, either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

                           (h) No Environmental Lien has attached to any property owned, leased or operated by the Company.

                  5Y. Real Property Holding Corporation Status. Since its date of incorporation, the Company has not been, and as of the date of the Closing shall not be, a "United States Real Property Holding Corporation," as defined in
Section 897(c)(2) of the IRC and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. The Company has no current plans or intentions which would cause it to become a "United States Real Property Holding Company," and the Company has filed with the IRS all statements, if any, with its United States income Tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

                  5Z. Certain Government Regulations. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other Law which regulates the incurring of Indebtedness by any of them, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

                  5AA. Closing Date. The representations and warranties of the Company contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Company to any of the Purchasers shall be correct and complete on the date of the Closing as though made after giving effect to the transactions contemplated hereby to occur on the Closing Date.

                  Section 6. Representations and Warranties of Purchasers. Each Purchaser hereby represents and warrants severally, as to itself (and not jointly), that each and all of the following statements are true and correct and complete as of the date of execution and delivery of this Agreement and will be true, correct and complete as of the Closing after giving effect to the transactions contemplated hereby to occur on or prior to the Closing Date.

                  6A. Due Authorization. Such Purchaser has all requisite power and authority to enter into this Agreement and the agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery hereof and of each of the agreements contemplated hereby to which such Purchaser is a party, the performance by such Purchaser of its obligations hereunder and thereunder and the consummation by such Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of such Purchaser. No other proceeding on the part of such Purchaser is necessary to authorize the execution and delivery of this Agreement and the other agreements contemplated hereby by such Purchaser or the performance by such Purchaser of its obligations hereunder or thereunder or the consummation by such Purchaser of the transactions contemplated hereby and thereby. Each of this Agreement and the agreements contemplated hereby constitute, or when executed and delivered will constitute, a valid and legally binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms.

                  6B. Consents and Approvals. Each Purchaser has obtained all consents, approvals or authorizations from each Governmental Entity or other Persons prescribed by any Law, contract or agreement which may be required for the execution, delivery and performance of this Agreement and the other agreements contemplated hereby by each Purchaser or the consummation by each Purchaser of the transactions contemplated hereby and thereby.

                  6C. Investment Intent. Such Purchaser is acquiring the Securities issued hereunder and acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment and without a view of making a distribution thereof within the meaning of the Securities Act, and that such Purchaser has no intention of selling such Securities in violation of applicable Securities Laws; provided that (i) the disposition of any Securities held by such Purchaser shall at all times be within such Purchaser's control and (ii) nothing contained herein or in the Stockholders Agreement or the Registration Agreement shall prevent such Purchaser and subsequent holders of Securities from transferring such securities in compliance with the provisions hereof and thereof. Each of the Purchasers hereby agrees that none of such Securities shall be sold or transferred by such Purchaser in violation in the Securities Laws. Each of the Purchasers is aware that the shares of Common Stock issued hereunder have not been registered under the Securities Act or any other Securities Laws and that the Company is not obligated to register such Securities except in accordance with the provisions of the Registration Agreement, and that such Securities must be held indefinitely unless subsequently registered or an exemption from such registration is available.

                  6D. Access: Sophistication: etc. Such Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Each Purchaser and its agents and representatives have such knowledge and experience in financial and business matters as to enable them to utilize the information made available to them in connection with the purchases contemplated hereby, to evaluate the merits and risks of an investment in the Company and to make an informed decision with respect thereto and such an evaluation and informed decision has been made. Such Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company, and examine such documents, agreements and instruments, regarding the terms and conditions of the offering of the Securities, the Company's business plan and results of operation, this Agreement and the Agreements contemplated hereby, all certificates delivered in connection therewith, and the business, properties, prospects and financial condition of the Company. Such Purchaser represents that it is experienced in evaluating and investing in private placement transactions of securities of companies in stages of development similar to that of the Company, and that it has not been formed for the purpose of acquiring the Securities. Such Purchaser acknowledges that it can bear the economic risk of loss of all of its investment in the Company. Notwithstanding the provisions of this Section 6D, however, such Purchaser is relying upon the representations and warranties of the Company contained in this Agreement in connection with the decision of such Purchaser to enter into this Agreement and consummate the transactions contemplated hereby.

                  Section 7.        Definitions.

                  7A.      Defined Terms.  For the purposes of this Agreement,
the following terms have the meanings set forth below:

                  "Affiliate" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of, or 10% or more of the common equity of, such Person, (ii) each Person that controls, is controlled by or is under common control with, such Person or any Affiliate of such Person, and (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted by Law or other action by a Government Entity to be closed in the State of Illinois.

                  "Capitalized Lease" means a lease of (or other agreement conveying the right to use) real or personal property with respect to which at least a portion of the rent or other amounts thereon constitute Capitalized Lease Obligations.

                  "Capitalized Lease Obligations" of a Person shall mean all monetary obligations of such Person or any Subsidiary of such Person under a lease or similar arrangement, which obligations would be classified and accounted for as capital obligations on a consolidated balance sheet of such Person under GAAP taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Common Stock" shall include the Common Stock and any shares of any class of the Company's capital stock hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                  "Controlled Group" of any Person means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) which at the relevant time are under common control which, together with such Person, as the case may be, are treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC or Section 4001 of ERISA.

                  "DOL" shall mean the United States Department of Labor, or any successor thereof.

                  "Environmental and Safety Requirements" means all federal, state or local Laws, all contractual obligations and all common law, in each case concerning public health and safety, pollution or protection of the environment (including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any Hazardous Materials, noise or radiation).

                  "Environmental Lien" means any Lien, whether recorded or unrecorded, in favor of any Government Entity, relating to any liability of the Company or any of its Subsidiaries arising under any Environmental and Safety Requirements.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

                  "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which at the relevant time is under common control with such Person and which, together with such Person, are treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the IRC.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

                  "First Purchase Agreement" means that certain Senior Subordinated Note, Preferred Stock and Warrant Purchase Agreement dated as of September 30, 1998, by and between the Company, the Purchasers and certain members of the Company's management, as amended from time to time.

                  "Fiscal Year" means the fiscal year of the Company ending on December 31.

                  "Forfeiture Proceeding" means any action or proceeding affecting the Company or any of its Subsidiaries before any Government Entity which may result in the forced disposition (by the exercise of the power of eminent domain, expropriation or otherwise), seizure, expropriation or forfeiture of any property necessary for use in its business, or payment of a penalty, or revocation, termination or suspension of a license or approval necessary for use in its business which action or proceeding, if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Materially Adverse Effect.

                  "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

                  "Government Entity" means the United States of America or any other nation, any state, province or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any Tribunal.

                  "Guarantee" by a Person shall include any guarantee of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of such Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, to provide reimbursement, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is listed in the balance sheet of such Person, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business.

                  "Hazardous Materials" means anything that is a "hazardous substance" pursuant to CERCLA, anything that is a "hazardous waste" or "solid waste" pursuant to RCRA, and any other pollutant, contaminant, toxic chemical, petroleum product or by-product, asbestos or polychlorinated biphenyl.

                  "Indebtedness" with respect to any Person shall mean, without duplication, (a) all indebtedness of such Person or any Subsidiary of such Person in respect of money borrowed (including indebtedness which represents the unpaid amount of the purchase price of any property) and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of such Person or any of its Subsidiaries, (b) all indebtedness of such Person or any Subsidiary of such Person evidenced by a promissory note, bond or similar written obligation to pay money, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, other than trade debt,
(d) all such indebtedness guaranteed by such Person or any Subsid iary of such Person (including pursuant to any Guarantee) or for which such Person or any Subsidiary of such Person is otherwise contingently liable, including Guarantees in the form of an agreement to repurchase or reimburse, and any commitment by which such Person or any Subsidiary of such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (e) all obligations secured by a Lien on property of such Person or any of its Subsidiaries (but shall not include operating leases), (f) Capitalized Lease Obligations, (g) all obligations of such Person in respect of interest rate protection agreements, (h) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (i) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (j) all contingent obligations of such Person.

                  "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, Stock, securities or other ownership interest (including partnership interests, limited liability company interests and joint venture interests) of, or any loan by such Person to, any other Person and (ii) any capital contribution by such Person to any other Person.

                  "IRC" means the Internal Revenue Code of 1986, as amended.

                  "IRS" shall mean the Internal Revenue Service.

                  "Laws" means all statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions, acts or decrees of any Government Entity (including Environmental and Safety Requirements).

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or other charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and any lien or charge arising by Law, which secures the payment of a debt (including any Tax) or the performance of an obligation.

                  "Loan Documents" means that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 30, 1998, by and between the Company and Comerica Bank-Texas, a Texas banking association, as amended from time to time, and all documents, agreements, certificates and other instruments executed in connection therewith.

                  "Materially Adverse Effect" means an effect, resulting, or which could result, from any occurrence or omission of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Person or any member of such Person's Controlled Group is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "Notes" means the Company's Senior Subordinated Notes originally issued on September 30, 1998, each as amended and reissued on the date hereof.

                  "Officer's Certificate" of any Person means a certificate signed on behalf of such Person by the chief executive officer, chief operating officer or chief financial officer (without any personal liability) of such Person stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit such officer to verify the accuracy of the information set forth in such certificate, and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.


                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Pension Plan" means a "pension plan," as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of its respective Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

                  "Permitted Liens" means (i) the security interests held by the holders of the Senior Indebtedness under the Loan Documents to secure the repayment of Senior Indebtedness, (ii) Liens for Taxes or assessments and similar charges, which either are (A) not delinquent or (B) being contested diligently and in good faith by appropriate proceedings, and as to which the Company has set aside reserves on its books in accordance with GAAP, (iii) carriers', warehousemen's, mechanics', materialmen's or contractors' Liens or any similar Liens for amounts not yet due and payable, (iv) Permitted Purchase Money Liens, (v) Liens to secure the obligations of the Company under the Rate Protection Agreements (as defined in the Notes), (vi) Liens existing on the date of this Agreement and disclosed on the Lien Schedule attached hereto, (vii) deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Company and its Subsidiaries, (viii) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds in the ordinary course of business, and (ix) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by the Company in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System, and (B) such deposit account is not intended by the Company to provide collateral to the depository institution.

                  "Permitted Purchase Money Liens" means any purchase money Lien on real property or equipment or other goods acquired (including any acquisition pursuant to a Capitalized Lease) by the Company or any of its Subsidiaries (a "Purchase Money Lien") in the ordinary course of its business so long as: (i) the transaction in which such Purchase Money Lien is proposed to be created is not prohibited by this Agreement; (ii) such Purchase Money Lien attaches only to the asset acquired (and to the extent applicable, any insurance thereon) in such transaction and does not extend to or cover any other assets of the Company or any of its Subsidiaries; (iii) the Indebtedness secured or covered by such Purchase Money Lien does not exceed 100% of the cost to the Company and its Subsidiaries of the asset acquired; and (iv) such Indebtedness is either (x) incurred on the date of acquisition of the asset acquired or (y) incurred for the purpose of refinancing or refunding any Indebtedness secured by a Permitted Purchase Money Lien, so long as the unpaid balance thereof following such refinancing does not exceed the amount thereof prior to such refinancing.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Government Entity or any department, agency or political subdivision thereof.

                  "Plan" means, with respect to any Person or either any member of its Controlled Group or any ERISA Affiliate, as required by the context at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Person or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Proprietary Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments of any of the foregoing (in whatever form or medium).

                  "RCRA" means the federal Resource Conservation and Recovery Act, as amended.

                  "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any government entity (or any SBIC Holder reasonably believes that there is a substantial risk of such assertion) that any SBIC Holder is not entitled to hold, or exercise any significant right with respect to, capital stock of the Company.

                  "Regulatory Violation" means, with respect to the SBIC Holder, a diversion of the proceeds of any financing received from the SBIC Holder from the reported use thereof, if such diversion was effected without obtaining the prior written consent of the SBIC Holder (which consent may be withheld in its sole discretion).

                  "Release" has the meaning set forth in CERCLA.

                  "Reportable Event" means any of the events listed in Section 4043 of ERISA.

                  "SBA" means the United States Small Business Administration, and any successor agency performing the functions thereof.

                  "SBIC" means a Small Business Investment Company licensed by an SBA under the SBIC Act.

                  "SBIC Act" means the Small Business Investment Act of 1958, as amended.

                  "SBIC Holder" means any SBIC holding any securities of the Company.

                  "SBIC Regulations" means the SBIC Act and the regulations issued by the SBA thereunder, codified at Title 13 of the Code of Federal Regulations ("13 CFR"), Parts 107 and 121.

                  "Securities Act" means the United States Securities Act of 1933, as amended.

                  "Securities Laws" at any time means the Securities Act, Exchange Act and any similar securities laws of the United States or any state thereof which are then in force.


                  "Senior Indebtedness" has the meaning set forth in the Notes.

                  "Series A Preferred" means the Company's Series A Preferred Stock, par value $0.01 per share.

                  "Series B Preferred" means the Company's Series B Preferred Stock, par value $0.01 per share.

                  "Series C Preferred" means the Company's Series C Preferred Stock, par value $0.01 per share.

                  "Stock" of any Person means any stock, equity or profits interests, participations or other equivalents (however designated) of stock, whether voting or nonvoting, including any notes or securities with profit participation features, and any rights, warrants, options or other securities directly or indirectly convertible into or exercisable or exchangeable for any such stock, equity or profits interests, participations or other equivalents, or such other securities, (or any equivalent ownership interests, in the case of a Person which is not a corporation).

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of stock entitled (irrespective of whether, at the time, shares of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

                  "Tax" means any federal, state, local, provincial, or foreign income, gross receipts, license, payroll, employment, excise, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, unemployment, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  "Treasury Regulations" means the United States Treasury Regulations promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

                  "Tribunal" means any government, arbitration panel, court or governmental department, commission, board, bureau, agency or instrumentality of the United States of America, Canada or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village, municipality or other governmental entity, whether now or hereafter constituted and/or existing.

                  "Warrants" means the warrants to purchase the Company's Common Stock issued pursuant to the First Purchase Agreement.

                  "Withdrawal Liability" means, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4021 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

                  "Wholly-Owned Subsidiary" of any Person means any corporation, partnership, association or other business entity of which (i) if a corporation, 100% of the stock and of the total voting power of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, 100% of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.

                  7B. Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. Financial statements and other information furnished pursuant to this Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Company and the Majority Holders agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

                  Section 8.        Miscellaneous.

                  8A. Expenses. The Company shall pay, and hold the Purchasers and their Affiliates harmless against liability for the payment of, (a) the reasonable fees and expenses of Kirkland & Ellis arising in connection with the negotiation and execution of this Agreement, each of the agreements contemplated hereby (including the Stockholders Agreement and Registration Agreement) and the consummation of the transactions contemplated hereby and thereby, (b) the fees and expenses reasonably incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of any of this Agreement, the Stockholders Agreement, the Registration Agreement and the other agreements contemplated hereby or thereby and the Company's Articles of Incorporation (including in connection with any proposed merger, consolidation, sale or recapitalization of the Company), and (c) the fees and expenses incurred with respect to the enforcement of the rights granted under any of this Agreement, the Stockholders Agreement, the Registration Agreement, the Company's Articles of Incorporation and the other agreements contemplated hereby or thereby.

                  8B. Remedies. Each Purchaser shall have all rights and remedies of Purchasers set forth in this Agreement and the Company's Articles of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract (including the Stockholders Agreement and Registration Agreement) and all of the rights which such holders have under any Laws. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Laws. All such rights and remedies shall be cumulative and non-exclusive and may be exercised singularly or concurrently. One or more successive actions may be brought against the Company, either in the same action or in separate actions, as often as any of the Purchasers deems advisable.

                  8C. Indemnification. In consideration of each Purchaser's execution and delivery of this Agreement and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each of the Purchasers, and each of their respective Affiliates, officers, directors, employees and agents(collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, arising out of or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Common Stock hereunder, or
(b) the execution, delivery, performance or enforcement of this Agreement, the Stockholders Agreement, the Registration Agreement and any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees. Notwithstanding the foregoing, "Indemnified Liabilities" will not include as to any Indemnitee any liabilities to the extent arising by reason of such Indemnitee's gross negligence or willful misconduct. Further, if and to the extent that the covenant included in this Section 8C may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Laws.

                  8D. Consent to Amendments. The provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and each of the Purchasers. No other course of dealing between the Company and any Purchaser or any delay in exercising any rights hereunder or under any other agreement contemplated hereby or the Company's Articles of Incorporation shall operate as a waiver of any rights of any such holders.

                  8E. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  8F. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Laws, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Laws, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  8G.      Counterparts.  This Agreement may be executed in two
or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  8H. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever the term "including" is used in this Agreement, (whether or not that term is followed by the phrase "without limitation" or words of similar effect) it will be interpreted to be illustrative only and will not be interpreted as a limitation or an exclusive listing. The "knowledge" or "awareness" of a Person means the actual knowledge of such Person (which includes the actual knowledge of all officers, directors and executive employees of such Person after reasonable inquiry).

                  8I. Governing Law. The corporate law of the State of Texas shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the Laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Illinois.

                  8J. Notices. All notices, demands and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given upon receipt when delivered personally or by telecopy, one Business Day after being deposited with a reputable overnight courier service or three Business Days after being deposited in the U.S. Mail. Notices, demands and communications to the Purchasers and the Company, unless another address is specified in writing, shall be sent to the address or telecopy number indicated below and to the attention of such other persons indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party:

                  If to the Purchasers:

                             Bank of America, N.A.
                             231 South LaSalle Street
                             Chicago, Illinois 60697
                             Attn: Robert F. Perille
                                   Andrea P. Joselit
                             Telecopier: 312/828-6298
                  with a copy to:

                            Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                            Attn: John A. Weissenbach
                            Telecopier: 312/861-2200

                  If to the Company:

                            Zimmerman Sign Company
                            9846 Hwy 31 East
                            Tyler, Texas 75705
                            Attn: Chief Executive Officer
                            Telecopier: 903/535-7420

                  with a copy to:

                            Holme Roberts & Owens LLP
                            1700 Lincoln St.
                            Suite #4100
                            Denver, CO 80203
                            Attn:   Charles D. Maguire
                            Telecopier: 303/866-0200

                  8K. Survival of Agreement; Indemnities. All covenants, agreements, representations and warranties made in this Agreement and in the certificates delivered pursuant hereto shall survive the Closing hereunder and the execution and delivery to the Purchasers of this Agreement and all other documents delivered hereunder or contemplated hereby regardless of any investigation made by any of the Purchasers or on behalf of any of the Purchasers and, except as otherwise expressly provided herein, shall continue in full force and effect so long as any of the Securities remain outstanding, except that the representations and warranties made herein shall continue only until the first anniversary of the Closing Date.

                  8L. Taxes and Fees. Should any recording or filing fees, stamp Taxes or comparable filings or fees become payable in respect of this Agreement, any other document delivered hereunder or in connection with any of the transactions contemplated hereby, or any amendment, modification or supplement hereof or thereof requested by the Company, the Company agrees to pay the same on demand, together with any interest or penalties thereon attributable to any delay by the Company in meeting the Purchasers' demand, and agrees to hold the Purchasers harmless with respect thereto.

                  8M. Jurisdiction and Venue. All judicial proceedings brought against the Company or any of its Subsidiaries with respect to this Agreement or any other agreement contemplated hereby may be brought in any state or federal court of competent jurisdiction in Cook County Illinois, and by execution and delivery of this agreement, the Company accepts for itself and in connection with its respective properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this agreement. The Company hereby waives any claim that Cook County Illinois is an inconvenient forum or an improper forum based on lack of venue. The Company designates and appoints CT Corporation System, Inc. (and such other persons as may hereafter be selected by the Company with the consent of the Purchasers) to receive on its behalf, service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Company to be effective and binding service in every respect. A copy of such process so served shall be mailed by registered mail to the Company at its address provided herein, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. To the extent permitted by Law, if any agent appointed by the Company refuses to accept service, the Company hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by Law or shall limit the right of any of the Purchasers to bring proceedings against the Company in the courts of any other jurisdiction. To the extent provided by Law, should the Company, after being so served, fail to appear or answer to any summons, complaint, process or papers so served within the number of days prescribed by Law after the mailing thereof, the Company shall be deemed in default and an order and/or judgment may be entered by the court against the Company as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum for the Company set forth in this Section 8M shall not be deemed to preclude the enforcement by the Purchasers of any judgment obtained in any other forum or the taking by the Purchasers of any action to enforce the same in any other appropriate jurisdiction, and the Company each hereby waives the right to collaterally attack any such judgment or action.

                  8N. Waiver of Right to Jury Trial. The Company and its Subsidiaries each on behalf of itself, its successors and assigns, hereby waives, to the extent permitted by applicable Law, trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement, the Company's Articles of Incorporation or any other agreement contemplated hereby or thereby or the validity, protection, interpretation, collection or enforcement thereof. Notwithstanding anything contained in this Agreement to the contrary, no claim may be made by the Company against the Purchasers for any lost profits or any special, indirect or consequential damages in respect of any breach or wrongful conduct (other than willful misconduct constituting actual fraud) in connection with, arising out of or in any way related this Agreement, to the transactions contemplated hereunder, the Company's Articles of Incorporation or any act, omission or event occurring in connection therewith; and the Company and its Subsidiaries each hereby waives, releases and agrees not to sue upon any such claim for any such damages. The Company and its subsidiaries each agrees that this Section 8N is a specific and material aspect of this agreement and acknowledges that the purchaser would not purchase the common stock hereunder if this Section 8N were not part of this agreement.

                  8O. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  8P.      Complete Agreement.  This Agreement, those documents
expressly referred to herein and other documents of even date herewith, embody the complete agreement and understanding among the parties and supersede any prior agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  8Q.      No Third Party Beneficiaries.  This Agreement shall
not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and assigns, as specified herein and to the extent explicitly set forth herein, the holders of Senior Indebtedness.

                  8R. Confidentiality of Information. Each of the Purchasers shall use reasonable efforts, consistent with such Purchaser's customary practices, to assure that information about the Company and its operations, affairs and financial condition not generally disclosed to the public or to trade and other creditors, which is furnished to such Purchaser pursuant to the provisions hereof is used only for the purposes of this Agreement and shall not be divulged to any Person other than their Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of such Purchaser hereunder or otherwise in connection with applicable litigation, (c) in connection with the sale of securities so long as the prospective purchasers thereof have agreed to be bound by the provisions of this Section 10U as if they were a "Purchaser"), (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over such Purchaser or by any applicable law, rule, regulation or judicial process, reasonably believed by such Purchaser to be binding on the Purchaser.

                  8S.      No Limitation.  No provision of this Agreement shall
be deemed or construed to limit, supersede or otherwise affect any provision of any other agreement to which the Company and the Purchasers are a party, including any provision of the First Purchase Agreement.

                  8T.      Restrictive Legend.  Each certificate representing
Securities issued hereunder shall be imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF APRIL ___, 2001, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE LAW OR AN EXEMPTION FROM REGISTRATION THEREUNDER."

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


ZIMMERMAN SIGN COMPANY


By:   /s/  Jeffrey P. Johnson
      -----------------------
Its:     Vice President, Chief Financial Officer
         and Secretary


CONTINENTAL ILLINOIS
VENTURE CORPORATION


By: /s/ Robert F. Perille
Its: Managing Director


MIG PARTNERS VIII


By: /s/ Robert F. Perille
Its: General Partner



                SIGNATURE PAGE OF COMMON STOCK PURCHASE AGREEMENT
                                      -37-

                                LIST OF EXHIBITS


Exhibit A - Form of Amended and Restated Stockholders Agreement
Exhibit B - Form of Amended and Restated Registration Agreement
Exhibit C - Form of Opinion of Company Counsel

                          LIST OF DISCLOSURE SCHEDULES


Schedule of Purchasers
Indebtedness Schedule
Stockholders Schedule
Financial Statements Schedule
Guarantees Schedule
Affiliated Transaction Schedule
Capitalization Schedule
Subsidiaries Schedule
Restrictions Schedule
Liabilities Schedule
Assets Schedule Tax Schedule
Contracts Schedule
Intellectual Property Schedule
Litigation Schedule Brokerage Schedule
Employees Schedule
Employee Benefits Schedule
Environmental Schedule
Lien Schedule

                             SCHEDULE OF PURCHASERS



                            Number of Shares                    Total Aggregate
Purchasers                   of Common Stock                    Purchase Price
CIVC                            1,904,762                         $1,600,000
MIG                               476,190                         $  400,000
TOTAL                           2,380,952                         $2,000,000